UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2011

Irvine Sensors Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

This Current Report on Form 8-K is being voluntarily filed early by Irvine Sensors Corporation (the “Company”) to report the following unregistered sales of equity securities:

On various dates between March 22 and March 28, 2011, the Company issued an aggregate of 663,579 shares of common stock to an accredited institutional investor upon such investor’s conversion of an aggregate of $199,073.70 of the stated value of the Company’s Series C Convertible Preferred Stock.

On March 24, 2011, the Company issued an aggregate of 20,338 shares of common stock to seven accredited investors pursuant to its election to convert the payment of interest accrued as of such date on those certain convertible and non-convertible interest-bearing debentures issued by the Company to such investors on March 24, 2010.

The sales and issuances described in this Current Report on Form 8-K have been determined to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: March 29, 2011	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr. Senior Vice President and Chief Financial Officer